FS Investment 8-K

Exhibit 99.2

FOR IMMEDIATE RELEASE

FS Investment Corporation Announces Appointment of

Tom Ridge as a member of its Board of Directors

PHILADELPHIA, PA, November 14, 2011 – On November 8, 2011, the board of directors (the “Board”) of FS Investment Corporation (“FSIC”) announced the appointment of Tom Ridge as a new member of FSIC’s Board, effective immediately.

Tom Ridge brings a wealth of knowledge to FSIC’s Board as a former governor of Pennsylvania, and the first secretary of the United States Department of Homeland Security.  He is currently president and CEO of Ridge Global, an international security and risk management advisory firm headquartered in Washington, DC.  In addition, he serves on the boards of Brightpoint, Inc, Exelon Corporation, The Hershey Company, the Center for the Study of the Presidency and Congress, and since 2005, has served as chairman of the National Organization on Disability and co-chairman of the Flight 93 National Memorial Fundraising Campaign.

“Governor Ridge is an outstanding addition to FSIC’s Board,” stated FSIC’s Chairman and Chief Executive Officer, Michael C. Forman.  “He brings to the Board an exceptional background and significant experience gained through his government service and service to a diverse set of public and private organizations.  We are delighted to welcome Governor Ridge and look forward to his insights and contributions.”

About FS Investment Corporation

FSIC, an investment fund sponsored by Franklin Square Capital Partners (“Franklin Square”), is a publicly registered, non-traded business development company (“BDC”).  A BDC such as FSIC is a type of investment fund that enables investors, including non-accredited investors (subject to certain state-specific suitability standards), to access the private debt asset class.  FSIC focuses primarily on investing in the debt securities of private companies throughout the United States, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors.  FSIC is managed by FB Income Advisor, LLC and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners LP (“GSO”).  GSO, with approximately $33.6 billion in assets under management as of September 30, 2011, is the credit platform affiliate of The Blackstone Group L.P.  For more information, please visit www.fsinvestmentcorp.com.

About Franklin Square Capital Partners

Franklin Square is a national sponsor and distributor of alternative investment products structured for the mainstream investor.  Founded in 2007 by an experienced group of alternative investment industry professionals, Franklin Square’s goal is to bring the benefits of an institutional-class investment portfolio to investors through exposure to innovative alternative investment products managed by what it deems to be best-in-class alternative asset managers.  Franklin Square believes that institutional investment portfolios, with their access to the strong return potential and diversifying power of alternative assets, are better-suited to manage risk and generate above-market returns than their traditional counterparts.  Franklin Square is committed to best practices and transparency, including a commitment to fully earned distributions, mark-to-market pricing and a significant sponsor investment in its products.  Franklin Square distributes its sponsored financial products to the broker-dealer community through its affiliated wholesaling broker-dealer, FS2 Capital Partners, LLC.  For more information, please visit www.franklinsquare.com.

Forward-Looking Statements

This announcement may contain certain forward-looking statements, including statements with regard to the future performance of FSIC.  Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC makes with the Securities and Exchange Commission.  FSIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.